MCGLADREY & PULLEN, LLP
                  Certified Public Accountants and Consultants








We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the Quad City Holdings, Inc. 401(k)/Profit Sharing Plan (File No. 33-77420) and Stock Option Plan (File No. 33-78024) of our report dated July 23, 1999 relating to the June 30, 1999 financial statements of Quad City Holdings, Inc. and to the reference to our Firm under the caption "Experts" contained therein.



/s/ MCGLADREY & PULLEN, LLP


Davenport, Iowa
September 14, 1999